UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37747
(Commission File Number)

04-3291176
(IRS Employer Identification No.)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2023, the Small Business Administration committed to reserve leverage in the form of debentures in an amount equal to $20 million (the “Commitment”) to Medallion Capital, Inc. (“Medallion Capital”), a wholly-owned subsidiary of Medallion Financial Corp. (the “Company”). Medallion Capital accepted the Commitment on July 10, 2023 and paid to the SBA a leverage fee in the amount of $200,000. The remaining portion of the leverage fee in the amount of $400,000 will be deducted pro rata as Medallion Capital draws from the Commitment proceeds. Medallion Capital can draw from the Commitment proceeds, in whole or in part, until September 30, 2027, the Commitment’s termination date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Commitment Letter, dated July 6, 2023, by the Small Business Administration to Medallion Capital, Inc., accepted and agreed to by Medallion Capital, Inc. on July 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2023

MEDALLION FINANCIAL CORP.

By:	/s/ Anthony N. Cutrone
Name:	Anthony N. Cutrone
Title:	Chief Financial Officer